UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☑ Filed by the Registrant ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under ss.240.14a-12

LITHIUM AMERICAS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LITHIUM AMERICAS CORP. ANNUAL MEETING OF SHAREHOLDERS June 22, 2026 9:00 a.m. Pacific Time

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be Held on June 22, 2026.

Notice is hereby given that the Annual Meeting of Shareholders of Lithium Americas Corp. (the “Company”) will be held virtually at https://meetings.lumiconnect.com/400-209-869-217 on June 22, 2026 at 9:00 a.m. Pacific time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at https://odysseytrust.com/client/lithium-americas-corp/.

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before June 8, 2026, to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.
To fix the number of Directors at seven
2.
To elect the following director nominees:
•
Kelvin Dushnisky
•
Yuan Gao
•
Michael Brown
•
Fabiana Chubbs
•
Jonathan Evans
•
Philip Montgomery
•
Clayton Walker
3.
To appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the ensuing year and authorize the Board of Directors to fix their remuneration
4.
To transact any other business that is properly presented to the Annual Meeting or any adjournments or postponements thereof

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

https://vote.odysseytrust.com

•
Please have this Notice available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the proxyholders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Telephone – Call us free of charge at 888-290-1175 in the U.S. or Canada.

Email – Send us an email at shareholders@odysseytrust.com with “Lithium Americas Corp. Materials Request” in the subject line.

The email must include:

•
The 12-digit control # located on the front of this notice.
•
Your preference to receive printed materials via mail or to receive an email with links to the electronic materials.
•
If you choose email delivery you must include the email address
•
If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” in the email.